Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is entered into and effective as of March 18, 2020 (the “Effective Date”), by and between Orchard Therapeutics plc (the “Parent”), Orchard Therapeutics North America, a California corporation (the “U.S. Subsidiary”) and Frank Thomas (the “Executive”). The Parent, the U.S. Subsidiary and their respective subsidiaries and other affiliates are collectively referred to herein as the “Company,” and the duties of the Company as set forth in this Amendment may be discharged by any entity within that definition.

WHEREAS, the Parent, the U.S. Subsidiary and the Executive are parties to an Employment Agreement effective as of September 1, 2019 (the “Employment Agreement”);

WHEREAS, the Parent, the U.S. Subsidiary and the Executive wish to amend certain provisions of the Employment Agreement; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby accepted and acknowledged by the Parent, the U.S. Subsidiary and the Executive, the parties agree as follows:

1. Section 1(b) of the Employment Agreement is hereby amended by deleting and replacing the first sentence of Section 1(b) with the following:

“During the Term, the Executive shall serve as the President and Chief Operating Officer of the Company, and shall have powers and duties that may from time to time be prescribed by the Company’s Chief Executive Officer.”

2. As of the date of this Amendment, the Executive shall continue to serve as the principal financial officer and principal accounting officer of the Company; provided that the Executive hereby acknowledges and agrees that if at any time he is replaced as principal financial officer and/or principal accounting officer it shall not constitute a Good Reason condition as defined in Section 3(e) of the Employment Agreement.

3. Section 2(b) of the Employment Agreement is hereby amended by deleting “40 percent” and replacing it with “45 percent.”

4. The change to the Executive’s Target Bonus set forth in Section 2 of this Amendment shall be effective as of January 1, 2020 and shall be used to calculate the actual amount of the Executive’s annual incentive compensation for 2020, if any, subject to Section 2(b) of the Employment Agreement, as modified herein.

5. In consideration for the Executive’s agreement to the terms of this Amendment, the Executive will be entitled to receive a new stock option (the “Option”) to purchase 150,000 of the Company’s ordinary shares, at an exercise price per share equal to the closing price of the Company’s American Depositary Shares (ADSs) on the Nasdaq Stock Market on April 1, 2020 (the “grant date”). The Option will vest in equal monthly instalments over four years commencing on the grant date and will be governed by the Company’s 2018 Share Option and Incentive Plan (the “Plan”) and any associated stock option agreement required to be entered into by the Executive and the Company (the “Equity Documents”).

6. All other provisions of the Employment Agreement, including without limitation the Restrictive Covenants Agreement appended to the Employment Agreement as Exhibit A, shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.

7. The validity, interpretation, construction and performance of this Amendment and the Employment Agreement, as amended herein, shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflict of laws of such state that would require the application of the laws of any other jurisdiction. The parties hereby consent to the exclusive personal jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for purposes of enforcing this Amendment, and waive any objection that they might have to personal jurisdiction or venue in those courts.

8. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

PARENT

ORCHARD THERAPEUTICS PLC

By:	/s/ John Ilett

Name:	John Ilett
Title:	Chief of Staff, Chief Legal Officer & Secretary

Date: March 18, 2020

U.S. SUBSIDIARY

ORCHARD THERAPEUTICS NORTH AMERICA

By:	/s/ John Ilett

Name:	John Ilett
Title:	Chief of Staff, Chief Legal Officer & Secretary

Date: March 18, 2020

EXECUTIVE

/s/ Frank Thomas
Frank Thomas

Date: March 18, 2020

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